Exhibit 99.B(j)(1)

August 12, 2016

United States Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC  20549

RE:         Miles Funds, Inc., 33-87498, 811-08910

Post Effective Amendment No. 47

Our File No.: 7284.020

Filed concurrently herewith today is Post Effective Amendment No. 47 to the Registration Statement on Form N1-A for Miles Funds, Inc. filed pursuant to Rule 485(a).  This amendment reflects changes conforming the Fund to the requirements of Rule 2a-7 for a “Government Money Market Fund”. We hereby consent to the reference to us as the Fund’s legal counsel therein.

Yours very truly,

Cline Williams
Wright Johnson & Oldfather, L.L.P.

By: John C. Miles